U.S. SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K

     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

         Date of Report (Date of earliest event reported) March 6, 2001



                         FIGHTON SUCCESSION CORPORATION
                          -----------------------------
             (Exact name of registrant as specified in its charger)

        California                                     33-0897453
        ----------                                     ----------
 (State or Other Jurisdiction of             I.R.S. Employer Identification
  Organization)                              Number Incorporation or

         19900 MacArthur Boulevard, Suite 660, Irvine, California 92612
           (Address of Principal Executive Offices including Zip Code)

                                 (949) 851-9797
                                 --------------
                           (Issuer's Telephone Number)

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ITEM 5.  OTHER EVENTS

         On March 6, 2001, the Registrant and its shareholders entered into an agreement to sell the majority of the outstanding shares of the Registrant to Key Card Communications, Inc. ("Key Card"). Key Card may elect to merge the Registrant with Key Card in a transaction in which either of Key Card or the Registrant are the surviving entity. The agreement contemplates a closing on or before October 20, 2001. The Registrant, its shareholders and Key Card contemplate entering into more comprehensive reorganization documents prior to the closing.

         Key Card provides prepaid long distance services. Key Card was formed in May, 2000 and thereafter acquired 100% of the stock of Five Star Communications, Inc. Key Card markets its prepaid calling card products and services under the trade names Five Star and Key Card.

         Key Card's core product, prepaid calling cards, incorporates a toll-free access number and PIN (Personal Identification Number) printed on an array of attractive, branded phone cards. Purchasers of these prepaid phone cards are able to place international and domestic long distance calls from any touch tone phone in the Continental United States at extremely favorable rates. The branded cards, in conjunction with Key Card's business model and successful sales programs, have allowed Key Card to penetrate the marketplace and create a growing base of loyal, repeat customers. Capitalizing on management's extensive prior experience, Key Card has quickly grown and has established itself as a leading pioneer in the field of prepaid communications.

         Key Card focuses primarily on sales of cards to retailers and prepaid phone card distributors. These resellers are attracted to Key Card's phone cards due to their branded packaging, profitability and ease of use. By concentrating on these two segments of the marketplace, Key Card maximizes its profitability, generates repeat sales and continually increases its revenues. Additionally, the Company sells a small portion of its cards directly to consumers via Key Card's Internet presence and website.

         The foregoing description of the terms of the sale of the Registrant's shares, is qualified in its entirety by the terms of the letter agreement dated March 6, 2001 between the Registrant and Key Card which is filed herewith as an exhibit. The information supplied on Key Card has been provided by Key Card and the Registrant has not conducted any due diligence on Key Card or its business.

Caution Regarding Forward-Looking Information

         This report contains certain forward-looking statements and information relating to the Registrant that are based on the beliefs of the Registrant or management as well as assumptions made by and information currently available to the Registrant or management. When used in this document, the words "anticipate," "believe," "estimate," "expect" and "intend" and similar expressions, as they relate to the Registrant or its management, are intended to identify forward-looking statements. Such statements reflect the current view of the Registrant regarding future events and are subject to certain risks, uncertainties and assumptions, including the risks or uncertainties noted. Should one or more of these risks or uncertainties materialize, or should underlying assumption prove incorrect, actual results may vary materially from those described herein as anticipated, believed, estimated, expected or intended. In each instance, forward-looking information should be considered in light of the accompanying meaningful cautionary statements herein.

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ITEM 7.       FINANCIAL STATEMENTS AND EXHIBITS.

                      (C)      EXHIBITS

                      (4.1)    Letter agreement dated March 6, 2001, between BAC
                               Consulting     Corporation     and    Key    Card
                               Communications, Inc.

                                                      SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized


                                            FIGHTON SUCCESSION CORPORATION

Dated: March 6, 2001                        By: /S/ Tim T. Chang
                                            ------------------------------------
                                                    Tim T. Chang, President

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